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                                                                     Exhibit 5.1


                                  July 1, 1998


Global TeleSystems Group, Inc.
1751 Pinnacle Drive
North Tower - 12th Floor
McLean, VA 22102

                         GLOBAL TELESYSTEMS GROUP, INC.

Ladies and Gentlemen:


     We have acted as counsel to Global TeleSystems Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1
(Registration No. 333-      ), (the "Abbreviated Registration Statement"), which
relates to the Registration Statement on Form S-1 (File No. 333-52735) (the "Registration Statement") which was declared effective earlier today by the Commission, relating to (i) the proposed public offering of $50,000,000 aggregate principal amount of the Company's Convertible Senior Subordinated Debentures due 2010 (the "Debentures") and an additional $7,500,000 aggregate principal amount of Debentures which are subject to an over-allotment option granted to the several underwriters, and (ii) the registration of a presently indeterminable number of shares (the "Conversion Shares") of Common Stock, $0.10 par value per share, of the Company issuable upon conversion of such Debentures. The Debentures will be issued pursuant to the terms of an Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").



     In this capacity, we have examined the Registration Statement, the form of the Purchase Agreement attached as Exhibit 1.3 to the Registration Statement, the form of Indenture and originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates and statements of public officials, officers of the Company and others and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.


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     For the purposes of this opinion, we have assumed that the Indenture will be valid and binding on the Trustee and enforceable against the Trustee in accordance with its terms.


     Our opinions expressed below are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States, and we do not express any opinion herein concerning any other law.

Based upon and subject to the foregoing, we are of the opinion that:

1. When the issuance of the Debentures has been duly authorized by the Company and when the Purchase Agreement and the Indenture have been duly authorized, executed and delivered by the parties thereto and when the Debentures have been duly executed by the Company and authenticated by the Trustee, and issued and sold to the Underwriters by the Company pursuant to the Purchase Agreement, the Debentures will be duly issued and delivered by the Company and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

2. When the issuance of the Conversion Shares has been duly authorized by the Company and when the Conversion Shares have been duly reserved for issuance by the Company and when the Conversion Shares have been issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable.


     We hereby consent to the filing of this opinion as an exhibit to the Abbreviated Registration Statement.


                                    Very truly yours,


                                    Shearman & Sterling